UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

Willowtree Advisor, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4902 Eisenhower Blvd., Suite 185
Tampa, FL 33634
(Address of principal executive offices) (zip code)

(813) 885-5998
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On November 30, 2006, the sole director of Willowtree Advisor, Inc. (“Willowtree” or the “Company”), appointed Tim Harrington, Kevin Harrington, Lucien Lallouz and Richard Diamond to serve on the Company’s board of directors. Also on November 30, 2006, the board of directors of Willowtree Advisor, Inc. (“Willowtree” or the “Company”), appointed Lucien Lallouz to serve as the Chairman of the Company’s board of directors.

Lucien Lallouz

Since April 2004, Mr. Lallouz has worked as a business development consultant to Parlux Fragrances, Inc. (NASDAQ:PARL) From May, 2003 to May 2005, Lucien was President and Chief Executive Officer of Taylor Madison, Corp., which has since changed its name to Telzuit Medical Technologies, Inc. (TZMT.OB) Mr. Lallouz had previously served as Taylor Madison’s Senior Vice President since June 1999. From June 2001 to April 2003, Mr. Lallouz was Senior Vice President of Business Development for ECOMV, (NASDAQ:ECMV), the parent Company of Perfumania Retail Stores.

Lucien Lallouz is the spouse of Sharon Lallouz, who is the president of ZTZ Trust, which owns 3,000,000 shares, or 21.6%, of Willowtree’s outstanding common stock. Mr. Lallouz disclaims any beneficial ownership of the shares held by ZTZ Trust.

Richard Diamond

Since October 2004, Mr. Diamond has served as the Senior Vice President of Apogee Financial Investments, Inc. (“Apogee”) a private merchant bank incorporated in Florida. His areas of responsibility include administration, due diligence, document preparation and review, and assisting clients with corporate filings and compliance. Apogee owns 100% of Midtown Partners & Co., LLC, an NASD licensed broker-dealer. From April 2000 until December 2005, Mr. Diamond served as Managing Member and Vice President of Apogee Business Consultants, LLC, a Nevada limited liability corporation specializing in reverse mergers and acquisitions. From October 2001 until December 2005, Mr. Diamond served as founder, President and sole director of RJ Diamond Consulting, Inc., a privately owned Florida corporation specializing in financial and public company consulting. From July 2003 until December 2003, Mr. Diamond served as President and Director of Sabre Marketing, Inc. a private Florida corporation. From August 2001 until August 2002, Mr. Diamond served as the sole officer and director of Conus Holdings, Inc., a publicly reporting Nevada shell corporation.

Apogee owns 3,000,000 shares, or 21.6% of Willowtree’s outstanding common stock. Mr. Diamond’s wife, Deecembra Diamond, owns 40% of Apogee Financial Investments, Inc.

Tim Harrington

Since October 2004, Tim has been President and a Managing Member of Reliant International Media, LLC, a Florida limited liability corporation, where he oversees the day-to-day operations, media, legal, product development and financial concerns. From 1998 until August 2004 Tim held the position of President of Reliant Interactive Media Corp. (“RIMC”) a publicly traded Nevada corporation. In 1998 Tim co-founded RIMC with his brother Kevin Harrington. From May 2002 until August 2004 Tim held the position of Vice President of Thane International USA.

Tim Harrington owns 1,500,000 shares, or 10.8%, of Willowtree’s outstanding common stock.

Kevin Harrington

Since October 2004, Kevin has been Chairman, CEO and a Managing Member of Reliant International Media, LLC a Florida limited liability corporation. From 1998 until August 2004, Kevin held the positions of Chairman and CEO of Reliant Interactive Media Corp. (“RIMC”) a publicly traded Nevada corporation. Kevin co-founded RIMC with his brother Tim Harrington. From May 2002 until August 2004 Kevin held the positions of Co-Chairman of Thane International USA. From July 2002 until present Kevin has served as a director and President of Harrington Business Development, Inc. a private Florida corporation. Kevin Harrington has considerable experience in the production of direct-response marketing television programming, otherwise known as "infomercials." He produced his first infomercial in 1985.

Kevin Harrington owns 1,500,000 shares, or 10.8%, of Willowtree’s outstanding common stock.

Certain Relationships and Related Transactions

Apogee received a cash fee of $125,000 for consulting and due diligence services rendered in connection with the convertible preferred stock and warrant financing entered into by the Company on November 22, 2006. Apogee owns 100% of Midtown Partners & Co., LLC, (“Midtown”) a NASD licensed broker-dealer. Midtown was the placement agent for the Company’s convertible preferred stock and warrant financing. Midtown received aggregate placement agent fees of approximately $300,000, as well as the following common stock purchase warrants: (a) series BD-1 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share, (b) series BD-2 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share, and (c) series BD-3 common stock purchase warrants entitling Midtown Partners to purchase 300,000 shares of the Company's common stock at an exercise price of three dollars ($3.00) per share. The Series BD warrants have a term of ten years.

Kevin and Tim Harrington are the principals of Harrington Business Development LLC (“HBD”). Willowtree’s wholly-owned subsidiary, OmniReliant Corp. (“OmniReliant”) has entered into a consulting agreement with Harrington Business Development LLC (“HBD”) pursuant to which HBD will oversee marketing of OmniReliant’s brands, including visual and audio productions. Pursuant to the consulting agreement with HBD, OmniReliant will pay HBD a fee of $15,000 per month for a term of six (6) months beginning on October 1, 2006. The principals of HBD, Kevin and Tim Harrington, own an aggregate of 3,000,000 shares, or 21.6% of the outstanding stock, of the Company.

Pursuant to the terms of the Kathy Hilton License Agreement between OmniReliant Corp. and KRH Licensing Company, LLC dated as of October 13, 2006, OmniReliant expects to make advance royalty payments in the amount of $150,000 to Lucien Lallouz in January 2007.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated December 6, 2006
SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willowtree Advisor, Inc.

Dated: December 6, 2006	By:	/s/ Chris Phillips
Name: Chris Phillips
Title: Interim Chief Executive Officer, Chief Financial Officer